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                                                                Exhibit (11)


                       CONSENT OF INDEPENDENT AUDITORS



The Trustees and Shareholders
ARK Funds

        We consent to the use of our report dated June 2, 1995, incorporated by reference herein, and to the reference to our Firm under the captions "FINANCIAL HIGHLIGHTS" in the Retail Class and Institutional Class prospectuses and "AUDITOR" in the Retail Class and Institutional Class and Institutional II Class statements of additional information.



                                       KPMG PEAT MARWICK LLP


Boston, Massachusetts
February 22, 1996